Exhibit k.3

AMENDMENT

To

Transfer Agency and Service Agreement

Between Each of the Nuveen Closed-End Investment Companies Listed on Schedule A to the Agreement And State Street Bank and Trust Company

This Amendment is made as of this 1st day of August, 2016, to the Transfer Agency and Service Agreement dated October 7, 2002, as amended (the “Agreement”) between each of the Nuveen Closed-End Investment Companies Listed on Schedule A to the Agreement (collectively, the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”). In accordance with Section 17.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of August 1, 2016; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “August 1,2016 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this August 1, 2016 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this August 1, 2016 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

EACH OF THE NUVEEN CLOSED-END	STATE STREET BANK AND TRUST
INVESTMENT COMPANIES LISTED ON	COMPANY
SCHEDULE A TO THE AGREEMENT

By:	By:

Name:	Name:

Title:	Title:
As an Authorized Officer on behalf of each of
The Funds indicated on Schedule A

SCHEDULE A

Nuveen Closed-End Funds

Effective Date: August 1, 2016

Nuveen All Cap Energy MLP Opportunities Fund*

Nuveen AMT-Free Municipal Income Fund*

Nuveen AMT-Free Municipal Value Fund*

Nuveen Arizona Premium Income Municipal Fund*

Nuveen Build America Bond Fund*

Nuveen Build America Bond Opportunity Fund*

Nuveen California AMT-Free Municipal Income Fund*

Nuveen California Dividend Advantage Municipal Fund*

Nuveen California Dividend Advantage Municipal Fund 2*

Nuveen California Dividend Advantage Municipal Fund 3*

Nuveen California Municipal Value Fund 2*

Nuveen California Municipal Value Fund, Inc.+

Nuveen California Select Tax-Free Income Portfolio*

Nuveen Connecticut Premium Income Municipal Fund*

Nuveen Core Equity Alpha Fund*

Nuveen Credit Strategies Income Fund*

Nuveen Diversified Dividend and Income Fund*

Nuveen Dividend Advantage Municipal Fund*

Nuveen Dow 30SM Dynamic Overwrite Fund*

Nuveen Energy MLP Total Return Fund*

Nuveen Enhanced AMT-Free Municipal Credit Opportunities Fund*

Nuveen Enhanced Municipal Credit Opportunities Fund *

Nuveen Enhanced Municipal Value Fund*

Nuveen Flexible Investment Income Fund*

Nuveen Floating Rate Income Fund*

Nuveen Floating Rate Income Opportunity Fund*

Nuveen Georgia Dividend Advantage Municipal Fund 2*

Nuveen Global Equity Income Fund*

Nuveen Global High Income Fund*

Nuveen High Income 2020 Target Term Fund*

Nuveen High Income December 2018 Target Term Fund*

Nuveen High Income December 2019 Target Term Fund*

Nuveen High Income November 2021 Target Term Fund*±

Nuveen Intermediate Duration Municipal Term Fund*

Nuveen Intermediate Duration Quality Municipal Term Fund*

Nuveen Investment Quality Municipal Fund, Inc. +

Nuveen Maryland Premium Income Municipal Fund*

Nuveen Massachusetts Premium Income Municipal Fund*

Nuveen Michigan Quality Income Municipal Fund*

Nuveen Minnesota Municipal Income Fund*

Nuveen Missouri Premium Income Municipal Fund *

Nuveen Mortgage Opportunity Term Fund 2*

Nuveen Mortgage Opportunity Term Fund*

Nuveen Multi-Market Income Fund*

Nuveen Municipal 2021 Target Term Fund*

SCHEDULE A

Nuveen Closed-End Funds

Effective Date: August 1, 2016

Nuveen Municipal High Income Opportunity Fund*

Nuveen Municipal Income Fund, Inc. +

Nuveen Municipal Market Opportunity Fund, Inc. +

Nuveen Municipal Value Fund, Inc. +

Nuveen NASDAQ 100 Dynamic Overwrite Fund*

Nuveen New Jersey Dividend Advantage Municipal Fund *

Nuveen New Jersey Municipal Value Fund*

Nuveen New York AMT-Free Municipal Income Fund*

Nuveen New York Dividend Advantage Municipal Fund*

Nuveen New York Municipal Value Fund 2*

Nuveen New York Municipal Value Fund, Inc. +

Nuveen New York Select Tax-Free Income Portfolio *

Nuveen North Carolina Premium Income Municipal Fund *

Nuveen Ohio Quality Income Municipal Fund*

Nuveen Pennsylvania Investment Quality Municipal Fund*

Nuveen Pennsylvania Municipal Value Fund*

Nuveen Performance Plus Municipal Fund, Inc. +

Nuveen Preferred and Income Term Fund*

Nuveen Preferred Income Opportunities Fund*

Nuveen Preferred Securities Income Fund*

Nuveen Premier Municipal Income Fund, Inc. +

Nuveen Premium Income Municipal Fund 2, Inc. +

Nuveen Premium Income Municipal Fund, Inc. +

Nuveen Real Asset Income and Growth Fund*

Nuveen Real Estate Income Fund *

Nuveen S&P 500 Buy-Write Income Fund*

Nuveen S&P 500 Dynamic Overwrite Fund*

Nuveen Select Maturities Municipal Fund*

Nuveen Select Quality Municipal Fund, Inc. +

Nuveen Select Tax-Free Income Portfolio*

Nuveen Select Tax-Free Income Portfolio 2*

Nuveen Select Tax-Free Income Portfolio 3*

Nuveen Senior Income Fund *

Nuveen Short Duration Credit Opportunities Fund*

Nuveen Tax-Advantaged Dividend Growth Fund*

Nuveen Tax-Advantaged Total Return Strategy Fund*

Nuveen Texas Quality Income Municipal Fund*

Nuveen Virginia Premium Income Municipal Fund*

Diversified Real Asset Income Fund*

+	Minnesota Corporation
++	Virginia corporation
*	Massachusetts Business Trust
**	Maryland Corporation
±	Estimated live date is on or about August 25, 2016